As filed with the Securities and Exchange Commission on July 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORIX KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in Its Charter)

ORIX CORPORATION

(Translation of registrant’s name into English)

Japan	13-2792249
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

World Trade Center Building, SOUTH TOWER

2-4-1 Hamamatsu-cho, Minato-ku

Tokyo 105-5135, Japan

+81-3-3435-3000

(Address and telephone number of registrant’s principal executive offices)

ORIX Corporation USA

Ryan Farha

2001 Ross Avenue, Suite 1900

Dallas, TX 75201

+1-214-237-2000

(Name, address and telephone number of agent for service)

Please send copies of all communications to:
Jon Gray Christopher Kodama Davis Polk & Wardwell LLP Izumi Garden Tower 33F 1-6-1 Roppongi, Minato-Ku Tokyo, 106-6033 Japan +81-3-5574-2600	Alan G. Cannon Simpson Thacher & Bartlett LLP Ark Hills Sengokuyama Mori Tower 41st Floor 9-10, Roppongi 1-Chome Minato-ku, Tokyo, 106-0032 Japan +81-3-5562-6200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

ORIX CORPORATION

SENIOR DEBT SECURITIES

By this prospectus, ORIX Corporation, or ORIX, may offer and sell senior debt securities from time to time in one or more offerings at prices and on terms to be determined at or prior to the time of the applicable offering.

This prospectus provides you with a general description of the senior debt securities ORIX may offer and the manner in which they will be offered and sold.

Each time securities are sold using this prospectus, ORIX will provide a supplement to this prospectus that contains specific terms of the securities and describes the specific manner in which the securities will be offered and sold. The supplement may also add, update or change information contained in this prospectus. Before you invest in any of these securities, you should carefully read this prospectus and any applicable supplement, including documents incorporated by reference herein or therein.

The securities will be offered through underwriters, dealers or agents or directly to investors. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the securities covered by the prospectus supplement.

Investing in the securities involves risk. See “Item 3. Key Information—Risk Factors” in ORIX’s most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission and any additional risk factors included in the documents incorporated by reference into this prospectus and in any applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 7, 2023.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities which we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” beginning on page 23 of this prospectus before purchasing any of our securities.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We and any agent, underwriter or dealer are not responsible for, and can provide no assurance as to the accuracy or reliability of, any other information that any other person may give you. Neither we, nor any agent, underwriter or dealer are making, nor will make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate only as of each of their respective dates, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Unless the context otherwise requires, references in this prospectus and any supplement to this prospectus to “ORIX” refer to ORIX Corporation, and to “we,” “us,” “our” and similar terms refer to ORIX Corporation and its subsidiaries, taken as a whole. We use the word “you” to refer to prospective investors in the securities.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. Unless otherwise stated or the context otherwise requires, all amounts in such financial statements are expressed in Japanese yen.

In this prospectus and any prospectus supplement, when we refer to “dollars,” “US$” and “$,” we mean U.S. dollars, and, when we refer to “yen” and “¥,” we mean Japanese yen. This prospectus contains a translation of certain Japanese yen amounts into U.S. dollars solely for your convenience.

Certain monetary amounts, ratios and percentage data included in this prospectus have been subject to rounding adjustments for the convenience of the reader. Accordingly, figures shown as totals in certain tables may not be equal to the arithmetic sums of the figures which precede them.

Our head office is located at World Trade Center Building, SOUTH TOWER, 2-4-1 Hamamatsu-cho, Minato-ku, Tokyo 105-5135, Japan and the telephone number is +81-3-3435-3000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We may from time to time make written or oral statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Written forward-looking statements may appear in documents filed with the SEC, including this prospectus and any prospectus supplement, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making forward-looking statements.

Words such as “believe,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “hope,” “may,” “plan,” “predict,” “probability,” “risk,” “would,” and similar expressions, among others, identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements, which include statements contained in “Item 3. Key Information—Risk Factors,” “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosure about Market Risk” and elsewhere in our most recent annual report on Form 20-F, are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those set forth in such statements.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors” of our most recent annual report on Form 20-F. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in “Item 3. Key Information—Risk Factors” of our most recent annual report on Form 20-F to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

ORIX CORPORATION

ORIX Corporation is a joint stock corporation (kabushiki kaisha) formed under Japanese law. We were founded as a Japanese corporation in 1964 in Osaka, Japan as Orient Leasing Co., Ltd., a specialist in equipment leasing. We have grown over the succeeding decades to become one of Japan’s leading financial services companies, providing a broad range of commercial and consumer finance products and services to Japanese and overseas customers.

For further information, see “Item 4. Information on the Company” of our most recent annual report on Form 20-F.

OFFERING INFORMATION

We may sell an indeterminate amount of senior debt securities from time to time through negotiated transactions with underwriters or with other persons, through a combination of such methods of sale or otherwise, including private sales. See “Plan of Distribution.” We may sell senior debt securities at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by agreement between us and underwriters, brokers, dealers or agents, or purchasers.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness at March 31, 2023. You should read this table together with our consolidated financial statements, including the notes thereto, and the other financial data appearing elsewhere, or incorporated by reference, in this prospectus.

As of March 31, 2023
(In millions of yen)
Indebtedness:
Total short-term debt (excluding current portion of long-term debt)	¥508,796
Total long-term debt	5,209,723

Total indebtedness	5,718,519

Equity:
Common stock: authorized – 2,590,000,000 shares issued – 1,234,849,342 shares	221,111
Additional paid-in capital	233,169
Retained earnings	3,031,942
Accumulated other comprehensive income (loss)	(8,381)
Treasury stock, at cost – 64,543,473 shares as of March 31, 2023	(121,256)

ORIX Corporation Shareholders’ Equity	3,356,585
Noncontrolling interests	70,715
Total equity	3,427,300

Total capitalization and indebtedness	¥9,145,819

(1)	For a discussion of secured indebtedness as of March 31, 2023, see Note 14 to the consolidated financial statements in our annual report on Form 20-F for the fiscal year ended March 31, 2023.
(2)	As of March 31, 2023, no material portion of our consolidated indebtedness was guaranteed. For the purpose of this note, guaranteed means guarantees provided by third parties.
(3)

We and certain subsidiaries guarantee loans made by banks and other financial institutions to third parties. For a discussion of guarantees by us as of March 31, 2023, see Note 30 to the consolidated financial statements in our annual report on Form 20-F for the fiscal year ended March 31, 2023.

(4)	Since March 31, 2023, and to the date of this prospectus, we have issued ¥20 billion total aggregate amount of unsecured senior debt securities in Japan.
(5)	Treasury stock includes 2,800,866 shares held through our Board Incentive Plan Trust as of March 31, 2023.
(6)

On May 10, 2023, we announced that our board of directors resolved to repurchase shares of our common stock. The resolution authorized the repurchase of up to the lesser of (i) an aggregate of 40,000,000 shares (approximately 3.4% of the total outstanding shares (excluding treasury shares)) and (ii) up to ¥50 billion between May 17, 2023 and March 31, 2024. Between May 17, 2023 and May 31, 2023, we repurchased 1,701,100 shares of our common stock for a total value of ¥4,060,766,300 and between June 1, 2023 and June 23, 2023, we repurchased 2,471,500 shares of our common stock for a total value of ¥6,145,646,250 on the Tokyo Stock Exchange. See Note 32 to the consolidated financial statements in our annual report on Form 20-F for the fiscal year ended March 31, 2023.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of senior debt securities offered by us will be used for general corporate purposes.

DESCRIPTION OF SENIOR DEBT SECURITIES

This prospectus describes certain general terms and provisions of the senior debt securities that we may offer from time to time in one or more offerings. The senior debt securities will be issued under the senior indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, or the Indenture, between ORIX and The Bank of New York Mellon, as trustee, or the trustee, in one or more series established from time to time by or pursuant to a board resolution and set forth in an officer’s certificate or in one or more indentures supplemental thereto. The specific terms and provisions of a particular series of senior debt securities being offered and the extent to which the general terms and provisions described in this prospectus apply to such senior debt securities, will be described in a supplement to this prospectus.

The Indenture is qualified under the Trust Indenture Act of 1939, as amended, or the TIA. The following is a summary of material provisions of the Indenture. It does not include all of the provisions of the Indenture or the senior debt securities. We urge you to read the Indenture (including any applicable supplement thereto) because it defines your rights. The terms of the senior debt securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Indenture is included as an exhibit to the registration statement of which this prospectus is a part. The form of senior debt security to be offered and any applicable supplemental indenture will be filed with the SEC on Form 6-K as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference into the registration statement of which this prospectus is a part or by a post-effective amendment to the registration statement of which this prospectus is a part.

The Indenture does not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction. In addition, the Indenture does not provide special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture between us and The Bank of New York Mellon, which we refer to as the trustee, dated as of July 18, 2017, as amended or supplemented from time to time. The senior debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt. All senior debt securities will be issued in fully registered form.

Specific Japanese and U.S. federal income tax consequences and other special considerations applicable to any series of senior debt securities issued by us will be described in the applicable prospectus supplement. Owners of senior debt securities or beneficial interests in senior debt securities may have to provide information relating to their jurisdiction of residency to avoid Japanese withholding taxes.

Payments

The senior debt securities may be denominated and payable in Japanese yen, U.S. dollars or other currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

The senior debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Senior debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered senior debt securities:

•	the specific designation;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the senior debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•	the date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the senior debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the senior debt securities in definitive form and under what terms and conditions;

•	any agents for the senior debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

•

whether and under what circumstances we will pay additional amounts on senior debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those senior debt securities rather than pay the additional amounts;

•	whether certain payments on the senior debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;

•	any applicable selling restrictions;

•	whether we will be able to “reopen” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series; and

•

any other specific terms of the senior debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations, including laws and regulations that stipulate requirements for the senior debt securities to be afforded certain capital treatment for regulatory or other purposes.

Some of the senior debt securities may be issued as original issue discount senior debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to any material income tax, accounting, and other special considerations applicable to original issue discount senior debt securities.

Registration and Transfer of Senior Debt Securities

Holders of senior debt securities may present senior debt securities for exchange, and holders of registered senior debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the senior debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the Indenture or an applicable supplemental indenture or order under which that series of senior debt securities is issued. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Authentication and Delivery

Under the Indenture, we may deliver senior debt securities of any series to the trustee for authentication, and the trustee or its agent shall then authenticate and deliver such securities to or upon our written order, signed by an authorized officer of ours, without any further action by us. In authenticating the senior debt securities and accepting the additional responsibilities under the Indenture the trustee shall be entitled to receive, and shall be fully protected in relying upon, various documentation from us, including copies of the resolution of our board of directors authorizing the issuance of securities, any supplemental indentures, officer’s certificates and opinions from legal counsel.

Under the Indenture, the trustee also has the right to decline to authenticate and deliver any senior debt securities if the trustee, being advised by counsel, determines that we may not lawfully issue the senior debt securities or if the trustee in good faith determines that allowing us to issue the senior debt securities would expose the trustee to personal liability to our existing senior debt security holders.

Events of Default under the Indenture

The Indenture provides holders of senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. The Indenture permits the issuance of senior debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the Indenture, with respect to any series of senior debt securities issued under that Indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

•	default is made for more than 15 days in the payment of principal and premium, if any, and for more than 30 days in the payment of interest in respect of such series of the securities;

•	we are in default in the performance of any provision of the Indenture for a period of 90 days after receipt of notice from the trustee, or 25% of the holders of such series, of such default;

•

due to our default, we (i) are bound to repay prematurely indebtedness for borrowed moneys with a total outstanding principal amount of $75,000,000 (or its equivalent in any other currency or currencies) or greater, (ii) have defaulted in the repayment of any such indebtedness at the later of its maturity or the expiration of any applicable grace period or (iii) have failed to pay when properly called on to do so any guarantee of any such indebtedness, and in any such case the acceleration, default or failure to pay is not being contested in good faith and not cured within 15 days of such acceleration, default or failure to pay;

•	a final and non-appealable order is made or an effective resolution is passed for our winding up or liquidation;

•	an encumbrancer shall have taken possession, in bankruptcy, of all or substantially all of our assets and such possession continues for 90 days;

•	we shall cease to carry on business or shall be unable to pay our debts as and when they fall due;

•	we become bankrupt, insolvent or become subject to reorganization under any applicable bankruptcy, civil rehabilitation, reorganization, insolvency or insolvency related law; or

•	any other event of default provided in the supplemental indenture under which that series of senior debt securities is issued.

Provision and Withholding of Notice of Default.    Pursuant to the Indenture, the trustee shall give notice by mail to the holders of any series of senior debt securities of all defaults known to the trustee which have occurred with respect to such series. The trustee shall transmit the notice within 90 days after the occurrence of an event of default, unless the defaults have been cured before the transmission of such notice. However, except in the case of default in the payment of principal of or interest on, or in the payment of any sinking or purchase fund installment with respect to the senior debt securities of any series, the trustee may withhold notice of default if and so long as the board of directors, the executive committee, or a trust committee of directors of the trustee determine in good faith that the withholding of the notice is in the interests of the holders of such series.

Acceleration of Senior Debt Securities Upon an Event of Default

The Indenture provides that, unless otherwise set forth in a supplemental indenture:

•

if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization, the principal of all senior debt securities and interest accrued on the senior debt securities to be due and payable immediately; and

•

if any other event of default occurs and is continuing, either the trustee (subject to receiving indemnity and/or security to its satisfaction) or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each affected series, voting separately by series, by notice in writing to us may declare the principal of and accrued interest on the senior debt securities of such series to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any or all of the events leading to acceleration under the Indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders under such indenture of a majority in aggregate principal amount of the securities of the affected series may annul past declarations of acceleration or waive past defaults of the senior debt securities with respect to such series.

Application of Proceeds

Any money collected from us by a trustee under the Indenture by acceleration, through insolvency proceedings or by other means as a result of our breach of the terms of the Indenture, shall be applied in the order described below:

•

first, to the payment of fees, costs and expenses applicable to the series of senior debt securities for which money was collected, including reasonable compensation to the applicable trustee and any agent and expenses and costs properly incurred (including any amounts to which the trustee, each predecessor trustee or any agent are entitled to indemnification by us and fees and properly incurred expenses of its counsel);

•	second, if payment is not due on the principal of the series of senior debt securities for which money was collected, to the payment of interest on the series in default;

•	third, if payment is due on the principal of the series of senior debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the senior debt securities of such series for principal and interest; and in the case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the senior debt securities of such series, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

•	finally, to the payment of the remainder, if any, to us or any other person lawfully entitled thereto.

Paying Agents

Whenever we appoint a paying agent to make payments required under the Indenture and the relevant series of securities, such paying agent will hold all sums received by it for the payment of the principal and interest on the securities in trust for the benefit of the holders of the securities and will make payments to such holders as provided for in the Indenture and the securities.

Indemnification of Trustee for Actions Taken on Your Behalf

The Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of senior debt securities issued under the Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the Indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified and/or secured to the trustees’ satisfaction by the holders of senior debt securities issued under the Indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding senior debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

The Indenture provides that no individual holder of senior debt securities may institute any action against us under the Indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each affected series, treated as one class, must have:

•	requested the trustee in writing to institute that action; and

•	offered the trustee indemnity and/or security to its satisfaction;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of the outstanding senior debt securities of each affected series, voting as one class, must not have given directions in writing to the trustee inconsistent with those of the holders referred to above.

The Indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Covenants

Our covenants and agreements relating to a series of senior debt securities will be set forth in the applicable prospectus supplement.

Consolidation, Merger, Conveyance or Transfer.    The Indenture contains provisions permitting us, without the consent of the holders of senior debt securities, to consolidate with or merge into any other corporation or convey or transfer all or substantially all of our assets to any person or persons, provided that the successor corporation or corporations, if an entity other than we, assume our obligations on the senior debt securities and under the Indenture and certain other conditions are met.

Evidence of our Compliance.    There are provisions in the Indenture requiring us to furnish to the trustee each year a brief certificate from our principal executive, financial or accounting officer as to his or her knowledge of our compliance with all conditions and covenants under the Indenture.

SEC Reports by us.    The Indenture requires us to file with the trustee copies of the annual report or information we file with the SEC within 30 days after we file such reports or information with the SEC.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise set forth in a supplemental indenture, we have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions:

Discharge of Indenture.    We may discharge all of our obligations, other than as to transfers and exchanges, under the Indenture after we have:

•	paid or caused to be paid the principal of and interest on all of the outstanding senior debt securities in accordance with their terms;

•	delivered to the paying agent for cancellation all of the outstanding senior debt securities; or

•

irrevocably deposited with the trustee cash or, in the case of a series of senior debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of senior debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those senior debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of senior debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the Indenture relating only to that series of senior debt securities.

Defeasance of a Series of Securities at Any Time.    We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which is referred to in this prospectus as defeasance. Alternatively, we may be released with respect to any outstanding series of senior debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•

we irrevocably deposit with the trustee cash or, in the case of senior debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding senior debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel who shall be reasonably satisfactory to the trustee to the effect that:

•

the beneficial owners of the series of senior debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

•

the beneficial owners of the series of senior debt securities being defeased will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

In the case of a defeasance, the opinion must be based on a ruling of the U.S. Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of the Indenture, since that result would not occur under current tax law.

Modification of the Indenture

Modification without Consent of Holders.    We and the trustee may enter into supplemental indentures without the consent of the holders of senior debt securities issued under the Indenture to:

•	secure any senior debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of senior debt securities;

•	cure any ambiguity or correct any defect or inconsistency;

•	establish the forms or terms of senior debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification with Consent of Holders.    Each of we and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding senior debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the senior debt securities issued pursuant to the Indenture. However, we and the trustee may not make any of the following changes to any outstanding senior debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of the security or of any installment of principal of any such security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change any of our obligations to pay any additional amounts on senior debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

alter the terms on which holders of the senior debt securities may convert or exchange senior debt securities for stock or other securities or for other property or the cash value of the property, other than in accordance with the anti-dilution provisions or other similar adjustment provisions included in the terms of the senior debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment on any senior debt security when due; or

•	reduce the percentage of senior debt securities the consent of whose holders is required for modification of the Indenture.

Form of Senior Debt Security

Each senior debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form.

Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the senior debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.

New York Law to Govern

The Indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the Indenture, we irrevocably designate ORIX Corporation USA as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or any senior debt securities issued thereunder brought in any federal or state court in The City of New York, New York, and we irrevocably submit to the jurisdiction of those courts.

Information Concerning the Trustee

Information about the trustee applicable to an issuance of senior debt securities may be set forth by amendment to this prospectus or in the applicable prospectus supplement. We and our subsidiaries may maintain ordinary banking relationships and custodial facilities with the trustee and its affiliates.

CLEARANCE AND SETTLEMENT

Senior debt securities that ORIX issues may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking, S.A., or Clearstream, in Luxembourg, and the Euroclear System, or Euroclear, in Belgium. These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or indirectly through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers, and the senior debt securities will be cleared and settled on a delivery against payment basis.

If we issue senior debt securities to you outside of the United States, its territories and possessions, you must initially hold your interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in the names of Clearstream and Euroclear on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants. DTC also facilitates the post-trade settlement among its participants of sales and other securities transactions in such securities through electronic computerized book-

entry transfers and pledges between its participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant of DTC, either directly or indirectly. According to DTC, the foregoing information with respect to DTC and DTC’s book-entry system has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

Clearstream has advised us that it is incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic communications platform with Euroclear Bank SA/NV, the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered credit institution in Luxembourg, Clearstream is supervised by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters for the senior debt securities offered under any prospectus supplement. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the senior debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank SA/NV, or the Euroclear Operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the senior debt securities offered under any prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law, govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear; withdrawal of securities and cash from Euroclear; and receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to senior debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Settlement

You will be required to make your initial payment for the senior debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving senior debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of senior debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such senior debt securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of senior debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of senior debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Other Clearing Systems

ORIX may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the senior debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, and/or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, impose certain requirements on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) individual retirement accounts, “Keogh plans” and other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” of any such plan, account or arrangement described in clause (a) or (b) by reason of any such plan’s, account’s, or arrangement’s investment therein (we refer to the foregoing described in clauses (a), (b) and (c), collectively, as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (collectively, “Non-ERISA Arrangements”) are not subject to such provisions of ERISA or the Code, but may be subject to other federal, state, local or non-U.S. laws that are similar to such provisions of ERISA or the Code (each, a “Similar Law”).

Each fiduciary of a Plan or Non-ERISA Arrangement should consider the fiduciary standards of ERISA, the Code or any other applicable Similar Laws in the context of the Plan’s or Non-ERISA Arrangement’s particular circumstances before authorizing an investment in the senior debt securities offered by this prospectus. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws and would be consistent with the documents and instruments governing the Plan or Non-ERISA Arrangement.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing, collectively, as “parties in interest”) unless exemptive relief is available under a statutory or administrative exemption. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a Plan fiduciary considering an investment in the senior debt securities offered by this prospectus should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the senior debt securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a party in interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption. As a result of our business, we and our affiliates may be parties in interest with respect to many Plans, and such parties in interest may also include, without limitation, the trustee and any agents for the senior debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars, as well as their affiliates.

In this regard, each purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the senior debt securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the senior debt securities and related lending transactions, provided that neither the party in interest nor its affiliates has or exercises any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the senior debt securities.

Each purchaser or holder of the senior debt securities offered by this prospectus, and each fiduciary who causes any entity to purchase or hold the senior debt securities, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such senior debt securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the senior debt securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and disposition of such senior debt securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any provision of any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the senior debt securities on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement, consult with their counsel regarding the potential applicability of Title I of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the senior debt securities.

Each purchaser and holder of a senior debt security offered by this prospectus will have exclusive responsibility for ensuring that its purchase and holding of the senior debt security does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or the provisions of any applicable Similar Law. Nothing herein shall be construed as a representation that an investment in the senior debt securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. In addition, neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers generally.

PLAN OF DISTRIBUTION

We may offer the securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of securities will set forth the terms of the offering, including:

•	a description of the transaction and the securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any securities, they will purchase all securities that are offered.

In connection with underwritten offerings of the securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of securities offered by this prospectus, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of senior debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

EXPERTS

The consolidated financial statements and financial statement schedule II of ORIX Corporation and its subsidiaries as of March 31, 2022 and 2023 and for each of the years in the three-year period ended March 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG AZSA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of March 31, 2023, contains an explanatory paragraph that states management excluded DHC Corporation’s internal control over financial reporting from its assessment of the effectiveness of ORIX Corporation’s internal control over financial reporting as of March 31, 2023.

KPMG AZSA LLC’s address is 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.

LEGAL MATTERS

The validity of the offered securities with respect to United States federal law and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our United States counsel. Mitsui Company, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us. Simpson Thacher & Bartlett LLP, United States counsel to any underwriters, dealers or agents, will pass upon certain legal matters as to United States federal law and New York State law for them.

ENFORCEMENT OF CIVIL LIABILITIES

ORIX is a joint stock company incorporated in Japan. Most or all of our directors and executive officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and executive officers or to enforce against us or these persons in United States courts judgments of United States courts predicated upon the civil liability provisions of United States securities laws. We have been advised by our Japanese counsel, Mitsui Company, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws. A Japanese court may refuse to allow an original action based on U.S. securities laws.

The United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, even if you obtain a civil judgment by a U.S. court, you will not necessarily be able to enforce it directly in Japan.

Our agent for service of process is ORIX Corporation USA.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares, each of which represents five shares, are listed on the New York Stock Exchange under the trading symbol “IX.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our annual report on Form 20-F for the fiscal year ended March 31, 2023 filed on June 26, 2023 (File Number 001-14856).

All subsequent documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these documents by writing or telephoning us at:

ORIX Corporation

World Trade Center Building, SOUTH TOWER

2-4-1 Hamamatsu-cho, Minato-ku

Tokyo 105-5135, Japan

+81-3-3435-3000

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at http://www.orix.co.jp.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

Article 330 and Article 402, Paragraph 3 of the Companies Act of Japan, or the Companies Act, make the provisions of Articles 643 through 656 of the Civil Code of Japan applicable to the relationship between ORIX and its directors and executive officers, respectively. Such provisions, among other things, provide in effect that:

(1) any director or executive officer of a company may demand advance payment of expenses which are considered necessary for the management of affairs of such company entrusted to him or her;

(2) if a director or an executive officer of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him or her, he or she may demand reimbursement therefor together with interest thereon from the company;

(3) if a director or an executive officer has assumed an obligation necessary for the management of the affairs entrusted to him or her, he or she may require the company to perform it in his or her place or, if it is not due, to furnish adequate security; and

(4) if a director or an executive officer, without any fault on his or her part, sustains damage through the management of the affairs entrusted to him or her, he or she may demand compensation therefor from the company.

Under ORIX’s Articles of Incorporation, ORIX may, by a resolution of its board of directors, exempt directors or executive officers from liabilities to ORIX arising in connection with their failure to execute their duties, provided, among other things, they have acted in good faith and there has been no act or omission of gross negligence, to the extent permitted by Japanese law. In addition, under ORIX’s Articles of Incorporation, ORIX may enter into, and has entered into, a liability limitation agreement with each of its outside directors that limits the maximum amount of their liabilities owed to ORIX arising in connection with their failure to execute their duties, provided that the relevant outside director has acted in good faith and there has been no act or omission of gross negligence on the part of such outside director, to the extent permitted by Japanese law.

The form of underwriting agreement filed as an exhibit to this registration statement provides for indemnification and contribution by the underwriters with respect to certain liabilities of directors, executive officers and other controlling persons of the registrant.

The directors and executive officers of ORIX are, to a limited extent, insured under an insurance policy against damages resulting from their conduct.

Item 9. Exhibits.

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a), (b) and (c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1	Form of underwriting agreement.

4.1	Senior Indenture, dated as of July 18, 2017, between ORIX Corporation and The Bank of New York Mellon, as trustee, incorporated by reference from our registration statement on Form F-3 (File Number 333-239720) filed on July 7, 2020.

4.2	Form of senior debt security.

5.1	Opinion of Mitsui Company, Japanese counsel to ORIX Corporation, regarding legality of the senior debt securities.

5.2	Opinion of Davis Polk & Wardwell LLP as to the validity of the senior debt securities.

23.1	Consent of KPMG AZSA LLC.

23.2	Consent of Mitsui Company (included in Exhibit 5.1).

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature pages).

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the senior indenture.

107.1	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ORIX Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on the 7th day of July, 2023.

ORIX Corporation

By:	/s/ Yasuaki Mikami
	Name:	Yasuaki Mikami
	Title:	Member of the Board of Directors, Senior Managing Executive Officer, Responsible for Corporate Function Unit, Responsible for Work Style Reform Project

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Yasuaki Mikami, Member of the Board of Directors, Senior Managing Executive Officer, Responsible for Corporate Function Unit, Responsible for Work Style Reform Project, Hitomaro Yano, Executive Officer, Corporate Function Unit, Responsible for Treasury, Accounting, Corporate Planning, Investor Relations and Sustainability, Ikuya Onda, Head of Treasury Department and Yutaka Shima, Senior Manager, Capital Markets or any one or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 7th day of July, 2023.

Signature	Title

/s/ Makoto Inoue Makoto Inoue	Member of the Board of Directors, Representative Executive Officer, President and Chief Executive Officer, Responsible for Group Strategy Business Unit (Principal executive officer)

/s/ Shuji Irie Shuji Irie	Member of the Board of Directors, Senior Managing Executive Officer, Head of Investment and Operation Headquarters

/s/ Satoru Matsuzaki Satoru Matsuzaki	Member of the Board of Directors, Senior Managing Executive Officer, Head of Corporate Business Headquarters Chairman, ORIX Auto Corporation Chairman, ORIX Rentec Corporation

/s/ Stan Koyanagi Stan Koyanagi	Member of the Board of Directors, Senior Managing Executive Officer, Global General Counsel, Responsible for Legal Function Unit

/s/ Yasuaki Mikami Yasuaki Mikami

Member of the Board of Directors,

Senior Managing Executive Officer,
Responsible for Corporate Function Unit,
Responsible for Work Style Reform Project

(Principal financial officer and principal accounting officer)

/s/ Aiko Sekine Aiko Sekine	Member of the Board of Directors (Outside Director)

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

By:	/s/ Yoshiteru Suzuki
	Name:	Yoshiteru Suzuki
	Title:	President & Chief Executive Officer, ORIX Corporation USA

as the duly authorized representative of

ORIX Corporation in the United States